
Omni
By Virtuix
STEP INTO
THE GAME

DISCLAIMER

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM:

VIRTUIX HOLDINGS INC.
+1 (512) 947-9020
1826 KRAMER LANE, SUITE H, AUSTIN TX 78758, USA
OR AT https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001606242&owner=include&count=40

THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMATION CURRENTLY AVAILABLE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY CONTAIN HYPOTHETICAL ILLUSTRATIONS OF MATHEMATICAL PRINCIPLES, ARE MEANT FOR ILLUSTRATIVE PURPOSES, AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS, AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM THEM TO ACTUAL RESULTS.

COMPANY SNAPSHOT

- **Headquartered**
  in Austin, Texas
- **Developed "Omni"**
  an omni-directional treadmill that lets players walk and run inside popular games and virtual worlds
- **Shipped over $10 million worth of product**
  3,650 Omni systems to 45 countries (mainly to enterprise and out-of-home entertainment customers including Dave & Buster's and Sky Zone)
- **Became a global entertainment hit**
  with a large and fanatical player community (1 million plays... and counting)



In 2019, began developing a consumer version *to deliver the Omni's immersive and active gameplay to the home market*



"We aim to become the **Peloton for gamers** and bring our popular gaming experience to **millions of homes around the world."**

Jan Goetgeluk*,*
Virtuix CEO

PRODUCT SNAPSHOT

OMNI PRO



Commercial version ruggedized for continuous, high-intensity use

OMNI ARENA


OMNI ARENA

Multiplayer esports attraction featuring 4 Omni Pro systems

OMNI ONE


COMING
2H 2021

Consumer version optimized for home use


IMMERSIVE AND
ACTIVE GAMING.
FOR ALL AGES.

WE'VE SOLD OVER $10 MILLION WORTH OF HARDWARE
AND SHIPPED 3,650 OMNI SYSTEMS TO DATE

2013

Debuted original Omni on Kickstarter (targeted $100K but collected $1.1MM)







2013-2015

Conducted R&D and presales

Presold Kickstarter edition to over 5,000 enthusiasts for $500-$700 (headset & PC not included)

Developed underlying Omni technology, including proprietary motion sensor algorithms and patented mechanical design

2016

Started manufacturing Omni Pro

Switched to commercial market, increasing average selling price to $5,000

Set up distributors in 22 countries covering U.S., Asia, and Europe

Sold Omni Pro systems to over 500 entertainment venues in 45 countries

2017

Launched Omniverse game platform

Created closed, secure game platform that charges venues per minute of gameplay

Published 23 VR games (9 developed in-house)

Hosted over 1 million plays to date

2019

Launched Omni Arena

Created $150,000 turnkey attraction for 4 players, featuring esports contests to drive high repeat play

Expanded commercial market to large family entertainment and sports centers

OMNI PRO: OPTIMIZED FOR COMMERICAL USE



Omni-directional treadmill that lets users walk or run at full speed in 360 degrees

Robust base with a compact footprint (4-foot diameter)

Sturdy safety ring prevents falling or hitting walls

Next-level immersive gaming system that is active and healthy

As seen in *Ready Player One!*

OMNIVERSE CONTENT PLATFORM:
1 MILLION PLAYS... AND COUNTING!

OFFERS 23 OMNI GAMES AT ARCADES IN 45 COUNTRIES



OMNIVERSE
Game Type: All
Visitor6141
Remaining Time:
08:00
Log in
Omni Arena
Vindicta
TRAVR: Shadow Ops
VRZ: Torment
AFFECTED: The Manor
The Exorcist: Legion VR
Extend
Primordian
Dreadhalls
Kamage Chronicles
Call staff
1/2
User Statistics
Steps taken
744
Miles run
0.3
Calories
73

Tracks physical stats like distance run, steps taken, and calories burned

Charges venue operators per minute of gameplay


OMNI ARENA

OMNI ARENA

The out-of-home entertainment industry's top-earning VR attraction

$70K
Gross margin per system

$15K/year
Recurring revenue per system

30+
Omni Arenas installed to date

> **Omni Arena has exceeded our revenue expectations. Customers come back and keep playing and playing.**
>
> *Eddie Hamann, owner,*
> *Andretti Indoor Karting & Games*

DAVE & BUSTER'S
ANDRETTI INDOOR KARTING & GAMES
SKY ZONE TRAMPOLINE PARK
LAUNCH
FULL THROTTLE ADRENALINE PARK & EVENT CENTER
EVO ENTERTAINMENT GROUP

PLAYERS OF ALL AGES LOVE OMNI ARENA

30,000 Players
monthly

Paying $12-15
each for a 6-min. game

70%
create player profiles

High repeat play
Some esports teams have played over 100 times!

According to a survey of 10,000 players

97%
Would play again

43%
Visit the venue specifically to play Omni Arena

9.3
Satisfaction rating



Most-heard phrase after playing:

"When can I buy this for my home?"

RAPIDLY GROWING PLAYER COMMUNITY

WANTS THE OMNI EXPERIENCE IN THEIR HOMES



Number of player profiles
COVID-19 lockdown
STARTED OMNI ARENA ROLLOUT
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
MAR'19 APR'19 MAY'19 JUN'19 JUL'19 AUG'19 SEPT'19 OCT'19 NOV'19 DEC'19 JAN'20 FEB'20 AUG'20

WE ARE ON TRACK TO REACH ***1 MILLION PLAYER PROFILES BY 2022***

This slide reflects current views with respect to future events based on information currently available. Please see Data Room for additional detail on the assumptions underlying these projections.

THE TIME IS NOW
FOR A HOME PRODUCT

- The technology is ready.
- The business model is proven.
- We've built a large player base and can reach consumers directly and cheaply.



omni one



Omni One prototype

INTRODUCING OMNI ONE

HARDWARE

Complete entertainment system that includes:

Omni One omni-directional treadmill

Standalone VR headset (no PC or cables needed)

SOFTWARE

Online game store (closed platform)

Connectivity with friends to boost social engagement

Mobile app with game notifications and fitness stat tracking to add stickiness

CONTENT

30+ titles available at launch, incl.:

Games developed in-house and games licensed from third parties

Top VR titles and popular genres like battle royale (Fortnite style)

Even "standing only" games that don't require walking on Omni

DESIGNED TO FIT TASTEFULLY INSIDE THE HOME

- ✓ **Light**
- ✓ **Compact (4-ft diameter)**
- ✓ **Easy to fold up and store**



Omni One is optimized for home use and allows **unmatched freedom of movement**, including kneeling and jumping

APPLYING THE PELOTON PLAYBOOK TO GAMING

THE BUSINESS MODEL

- ✓ Direct-to-consumer, multi-channel sales
- ✓ Upfront equipment purchase
- ✓ Recurring revenues from monthly subscriptions and game sales *(see next slide)*

UPFRONT EQUIPMENT PURCHASE

Omni One
Complete system including VR headset with embedded computer

$1,995 or $55 / month
(optional monthly payment plan)

Omni One "dev kit"
Developer version without VR headset or computer

$995

Price comparables
Mid-range gaming PC, connected exercise equipment

Target audience
Gamers have ample discretionary income

Desire to stay fit
Provides purchase justification

PELOTON COMPARISON

Omni One: $1,995 upfront at 45% gross margin

Peloton: $2,295 upfront at 40% gross margin

MONTHLY SUBCRIPTIONS AND GAME SALES DELIVER RECURRING REVENUE UPSIDE

RECURRING REVENUES

- Monthly subscription for online gameplay, player rankings, and contests and prizes
- Game purchases from store

Games for sale
$19.99 - $39.99

Targeting **$45 / month** per system

$14.95
"Omni Online" monthly subscription *(nearly 100% margin)*

$30
Avg. monthly game purchase *(min. 30% margin)*

Price comparables: XBOX LIVE | PlayStation Plus

PELOTON COMPARISON

Omni One: $45/month per system with $25/month margin

Peloton: $39/month per bike with $20/month margin

Content revenues outpace costs as player base grows

WE HAVE A LARGE DEMO AND SALES CHANNEL

PROJECTED BY 2022



150 Omni Arena sites



1 million player profiles

We can reach potential customers directly and cheaply

We have the email addresses of our large and fanatical community of registered players, and we communicate with them at least once a month.

We know who will buy, why, and at what price

We surveyed 1,000 players

14% responded they would buy Omni One at $1,995


Gamers
WHO WILL BUY IT?
VR Enthusiasts
Parents

This slide reflects current views with respect to future events based on information currently available. Please see Data Room for additional detail on the assumptions underlying these projections.



VR ENTHUSIASTS

These early adopters want the latest VR tech and have consistently loved the Omni experience. About 5,000 enthusiasts preordered the original 2013 Omni version.

35
Average age

12 Hours
Spent weekly on gaming

$70
Spent monthly on gaming

Traditional methods of moving around inside virtual reality worlds (teleportation, button press) are awkward and detract from the VR experience.

NO *YES* ------------ **79%**

Would you purchase the described Omni One product at a price of $1,995?

NO *YES* ------------ **16%**

Omni One's "dev kit" provides the flexibility that developers and VR enthusiasts want, allowing them to connect to their own PCs and headsets and play their favorite PC-based VR games.



GAMERS

Gamers want to step inside their favorite games, and they appreciate Omni One's fitness benefits. By offering a complete VR gaming system, we can reach gamers who don't yet use VR.

$69,000
Household income

$78
Spent monthly on gaming

4 Hours
Spent weekly on fitness

I'd like to be more fit but don't like serious exercise or don't have time for it.

NO ✓YES ------------ **68%**

I would buy a gaming system that allows me to burn calories while video gaming.

NO ✓YES ------------ **91%**

Would you purchase the described Omni One product at a price of $1,995?

NO ✓YES ------------ **14%**



PARENTS

Young people love Omni games (40% of Omni Arena players are aged 8-20) and will ask their parents to buy Omni One. Survey data shows that many parents will agree.

$74,000
Household income

$61
Spent monthly on kids' gaming

76%
Play video games themselves

My kid(s) spend too much time on a smartphone, tablet, or computer screen.

NO YES ------------ **62%**

I would purchase a video gaming system for my kid(s) that adds physical activity to the game.

NO YES ------------ **85%**

If your kid(s) wanted the described Omni One product, would you buy it for them at a price of $1,995?

NO YES ------------ **13%**

OMNI ONE'S SERVICEABLE MARKET REACHES 14MM HOUSEHOLDS IN THE U.S. ALONE

U.S. households


65MM
42MM
35MM
14MM

Omni One demographic
Households of people aged 8-70 and $50K+ total income

Omni One TAM
Households who own gaming devices

Omni One interest
Households who would buy Omni One if price wasn't a factor

Omni One SAM: $28B market size
Households who would consider buying Omni One at $1,995

SAM Subset
Of 1,000 survey respondents, 14% indicated they were "likely" or "highly likely" to buy Omni One at $1,995

ESTABLISHED ACCESS TO INTERNATIONAL MARKETS :

Asia
Via Virtuix's China subsidiary and joint venture with Hero Entertainment

Europe
Via distributor network covering Western & Eastern Europe, Turkey, Russia

4 LEVERS OF GROWTH TO MAKE OMNI ONE A GLOBAL HOME-ENTERTAINMENT HIT

1. Win over early adopters

VR enthusiasts, who are early adopters of new VR products, have historically embraced the Omni experience and will react ecstatically to Omni One.

2. Gain rapid traction by selling Omni One to our large and devoted community of out-of-home players

By 2022, we project our database of player profiles will contain contact information for 1.1 million registered players. 14% of these players indicate they will buy Omni One at $1,995. If maintained, this initial demand translates into sales of 150,000 units.

3. Leverage viral reach of Omni content to acquire target customers at low CAC

We will engage influencers from the gaming and VR communities combined with paid digital marketing (highly effective thanks to viral video content) to reach gamers at low cost.

4. Publish AAA gaming content to drive wide adoption

After gaining initial traction, we will make big game titles available for Omni One to reach and excite a mass-market audience. We'll run TV ads (Peloton playbook) featuring Call of Duty–style and Fortnite-style gaming on Omni One.

IMPROVING ON PELOTON'S CAC AND LTV

CAC: Initially near zero

Targeted long-term CAC: **$500 / system** → Peloton reference: **$1,000 / bike**

LTV: Capitalize on video-gaming "stickiness"

Targeting LTV of **$3,825** → Peloton reference: **$3,500**

Low-cost leads from Omni Arena channel:

150,000 Players/mo

1 million Player profiles

14% Want to buy at $1,995

Viral reach via gaming streamers:

YouTube Markiplier on Omni Pro: 2.7 million views

We know how to create viral videos

Grand Theft Auto V on Omni Pro: 3.2 million views
Battlefield 4 on Omni Pro: 3.1 million views

Use gaming-industry best practices to keep players engaged and reduce churn

- Player profile rankings
- Player progression
- Friend connectivity
- Social media sharing & streaming
- Companion app with gameplay notifications
- Esports championships & prizes

This slide reflects current views with respect to future events based on information currently available. Please see Data Room for additional detail on the assumptions underlying these projections.

CONSUMER AND TECH TRENDS
ARE IN OUR FAVOR

1



ACTIVITY AT HOME
Demand for at-home fitness and entertainment is rising

2



SCREEN TIME
Parents are increasingly alarmed about kids' screen habits

3


5G

ULTRAFAST WIRELESS
Advances in cloud-based gaming will supercharge headset performance

COVID-19 has accelerated demand for healthy home activities

THE RIGHT LINEUP

Core team together for 5+ years with major technical accomplishments

- ✓ Awarded 14 patents for mechanical design and motion tracking
- ✓ Sold over $10 million worth of hardware product
- ✓ Built Omniverse content platform (more than 1 million plays)
- ✓ Shipped 3,650 Omni Pro units
- ✓ Installed 30+ Omni Arenas
- ✓ Developed 9 VR games in house
- ✓ Published 23 VR games total

Wholly owned China subsidiary (Virtuix Manufacturing Ltd.) provides access to fast and cheap supply chain

- ✓ Office with staff of 15
- ✓ Supply chain of 40+ suppliers in U.S., Taiwan, and China
- ✓ Primary contract manufacturer (Taiwan company) makes fitness equipment for top-tier brands

Joint venture in Asia with billion-dollar gaming company (Hero Entertainment)

- ✓ High-impact marketing channel and brand with 200MM players
- ✓ Sold 1,650 Omni systems in Asia



Image: Virtuix's China team led by our president, David Allan (center)

WE ARE SURVIVORS

When VR technology fell short of consumer expectations, many VR firms failed.

Instead, we pivoted and launched a hit out-of-home product (Omni Arena)

We know how to produce Omni One fast and cheaply

VIRTUIX'S IP AND CORE COMPETENCIES DETER COPYCATS

PATENT PROTECTION

14 U.S. and international patents issued:

US 9,329,681	US 10,286,313
US 9,785,230	US 10,635,162
US 10,065,114	US D879,417
US D766,239	US D887,684
US D789,368	US D878,012
US D787,516	US 10,751,622
US D863,737	
US D863,738	

6 additional patents pending

REQUIRED COMPETENCIES

The Omni product requires an unusual mix of core skills:

- **Electromechanical design** covering plastic & metal parts, fabrics & footwear, precision electronics
- **Motion sensor design** involving embedded processing of proprietary algorithms and customized wireless interfacing
- **Software development** including user-facing apps and cloud-based content distribution system
- **Game development** covering VR game design, optimization of motion mechanics, integration of 3rd-party games (SDK)
- **Volume manufacturing** with a low-cost, flexible supply chain



Copycats in China, Korea, U.S., and Europe have pursued the Omni for years ***– but failed***

OMNI APPLICATIONS EXTEND BEYOND ENTERTAINMENT



- Military / corporate training and simulation
- Exercise and fitness
- Virtual museums
- Virtual tradeshows and events
- Virtual tourism
- Architectural design and walkthroughs
- Physical therapy
- Education

VIRTUIX RAISED $20MM FROM INVESTORS TO DATE

PRE-MONEY VALUATION:



(MM)
$70
$60
$50
$40
$30
$20
$10
$0
Seed
$6MM
Series A
$35MM
Series A-2
$65MM
April 2014
April 2016
October 2020

Notable Virtuix investors include Mark Cuban, 2 strategics, and 12 VC funds including Maveron, Scout Ventures, and 2020 Ventures

JOIN OUR CURRENT OFFERING:

Equity: Series A-2 Preferred Stock

Valuation: $65MM pre-money

Use of proceeds: Bring Omni One to market

"**I believe in the Virtuix team and product.** Now is the time to bring the popular Omni gaming experience to the home."



MARK CUBAN
Virtuix investor

SUCCESSFUL TEAM
BUILDING WORLD-CLASS PRODUCTS



JAN GOETGELUK
Founder & Chief Executive Officer

Started Omni R&D in 2011

Founded Virtuix in April 2013

Previously J.P. Morgan Investment Banking



DAVID ALLAN
President & Chief Operating Officer

30+ years of Asian manufacturing experience

Speaks fluent Mandarin, divides his time between Taiwan & China

Previously Flextronics Asia



DOUG SHUFFIELD
Director of Engineering

20+ years of software / hardware development

Previously Textron



CAMERON SLAYTER
Director of Games

Award-winning VR game developer & producer

Heads content team, developed Elite Force and other Omni games

VIRTUIX
ADVISORY BOARD



MIKE GRIFFITH

Game industry senior executive

Former CEO and Vice Chairman of Activision, one of the world's largest videogame publishers. Led during the merger with Vivendi Games and the rise of Activision's blockbuster "Call of Duty" franchise.

Current Director of Dave & Buster's



KAI HUANG

Creator of Guitar Hero

Co-founder and CEO of RedOctane, the creators of Guitar Hero, a unique hardware system that became a multi-billion-dollar videogame franchise acquired by Activision.

Co-founder of Blue Goji, an interactive fitness company that combines hardware and software to make exercise more entertaining and rewarding.



JIANWEI LI

Veteran hardware investor

U.S. & China VC specializing in growth strategies for innovative hardware products.

Former Vice President of Sequoia Capital China

Current Chief Investment Officer and Partner at ZhenFund

Investor in Virtuix's Series A round

INVESTMENT HIGHLIGHTS

- Experience and know-how to bring new Omni One gaming product to the home market
- Out-of-home installations and large player base provide direct demo and sales channel for Omni One at no cost
- High recurring revenue upside thanks to addictive gaming content (monthly subscriptions + individual game sales)
- Strong competitive moat thanks to IP portfolio (14 patents) and multiplicity of required core competencies

OUR TIME IS NOW

TECHNOLOGY AND CONSUMER TRENDS ARE IN OUR FAVOR





PRODUCT REVIEWS: VIRTUIX VS. COMPETITORS

EARLY ADOPTERS HAVE HISTORICALLY EMBRACED THE OMNI

An early backer who received his Kickstarter edition Omni left this in-depth review:

> The included game, Omni Arena, is **incredible**. The foot tracking in Omni Arena is native, and it's **shocking how well it works**.

> It **feels so good** to be able to look left and right as you walk around.

> Using a joystick to move around in VR either makes people sick or just outright doesn't feel correct. **An Omni is something I'd say is a necessity.**

> Am I happy with my purchase? **Yes, very much so.**

Another backer created a YouTube channel dedicated to showcasing games played on the Omni

Many viewers of our YouTube videos left comments testifying to the excitement around our product:

- "SHUT UP AND TAKE MY MONEY!!" — 42
- "OMG I want that!" — 12
- "Finally I can do cardio without looking at the clock" — 29
- "I want this soo much" — 4
- "My god... I am so ready for this" — 16
- "Gimme that now" — 3
- "Dang, this is by far the best VR product that will ever be made." — 32
- "Can't wait till this comes out!" — 14

JOURNALISTS PUBLISHED RAVE REVIEWS OF THE ORIGINAL CONSUMER OMNI

engadget

This thing is **freakin' awesome**. Loved it. WANT.

tom'sHARDWARE

Virtuix proves that the **Omni is the real deal**. Running around in a 3D environment is more fun than I can describe in words. I was excited beyond belief when I came out, and all I wanted was more.

Yes, it really was that much fun. **No apologies for our unbridled enthusiasm.**

DIGITAL TRENDS

The Omni adds a fantastic new layer of immersion to the virtual reality experience, but in a way that is much more spatially efficient. The system is intuitive to use, and is clearly the successful and refined fruit of a long, iterative design process. **Virtuix has set the bar very high** with the Omni.

BARRON'S

It all makes for a fascinating additional dimension, and anyone lured to VR may well find the Omni an **indispensable part of the experience**.

NEGATIVE REVIEWS WERE FEW
BUT WE LEARNED FROM THEM

One journalist wrote a negative hit piece, but readers left comments criticizing his conclusions:

> Reviewer either did not actually try it, or is very uncoordinated. **It's very natural movement.** To say that the "free roaming" Oculus and Vive solutions "blow it away" is just comical.

> To the author: I was at the booth at CES and I tried out the product, which I also have on pre-order. I don't recall the issues that you're describing. In fact my experience was quite positive... **Anyway, I can't wait for mine.**

> I honestly don't think it's fair to bash a product like the Omni after only a brief time with it. **There is an acquired skill needed to get the full benefit**, like riding a bicycle.

Still, we listened... and Omni One will include many improvements compared to the original Omni:

- ✓ Unmatched freedom of movement
- ✓ Improved walking movement thanks to smoother base surface and optimized shoe soles
- ✓ Improved foot tracking and motion library *(translating movements to game input with higher accuracy and minimal latency)*
- ✓ Better VR headset and hand controllers *(latest 2021 technology)*
- ✓ Complete system that works out-of-the-box – no PC needed and no tinkering required

With Omni One, we control the complete user experience (UX) from start to finish, resulting in a streamlined, bug-free experience for players.

KATVR'S RECENT $1.7MM KICKSTARTER CAMPAIGN SHOWS PENT-UP DEMAND FOR HOME PRODUCT

KATVR | **Chinese firm offering treadmill for $1,000 (no headset or PC included)**
Sold $1MM worth in first 24 hours



VIRTUIX HAS MAJOR ADVANTAGES OVER KATVR

Omni One is suitable for mass market (not just for VR enthusiasts and hobbyists)

- ✓ *Complete system including all-in-one headset, ready to play out-of-the-box*
- ✓ *Optimized games platform, ensuring top gaming performance and streamlined consumer experience*

Scalable business model including recurring revenues (not just a hardware accessory)

Virtuix is U.S. based with presence in Europe and Asia

Has proven product and technology with track record of success

Distributed by 22 worldwide distributors and backed by major partners

Protected by extensive patent portfolio

KATVR's copycat design seems to infringe on several Virtuix patents

OTHER ME-TOO COPYCATS HAVE FAILED TO REACH MEANINGFUL SCALE


VIRTUALIZER

VIRTUALIZER

CYBERITH

- **Failed to develop** home product
- **Never delivered or refunded** Kickstarter units
- Currently offers **low-volume enterprise system**
- **Deemed to infringe on several Virtuix patents**


INFINADECK

INFINADECK

INFINADECK

- Sells to enterprise at **$40K-$60K per system**
- Motorized design results in **challenges with latency (reaction speed) and player imbalance**



JOIN OUR MISSION TO BRING OMNI ONE TO MILLIONS OF HOMES AROUND THE WORLD